UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 13, 2008, the Board of Directors of Epicor Software Corporation (the “Company”) approved an amendment and restatement to the Company’s Bylaws. The amendment revises Article II of the Bylaws. In addition to certain changes to clarify the intent of various sections of Article II, the principal features of the amendments are as follows:

Advance Notice Bylaws

The amended and restated Bylaws (i) explicitly provide that the Bylaws are the exclusive means for stockholders to submit director nominations or propose business before a meeting, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements); (ii) change the deadline to submit the notice required by stockholders who wish to propose business before a meeting or submit a nomination; (iii) explicitly provide that a postponement of an annual meeting does not commence a new time period for giving notice of stockholder nominations or proposals of business; (iv) set forth the specific requirements as to the form of notice required to be submitted by stockholders for nominations or proposals of business, including requiring disclosure regarding the stockholders making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives and rights to vote any shares of any common stock of the Company; and (v) explicitly provide who may call a special meeting of stockholders and what business may be conducted at a special meeting of stockholders.

The foregoing description of the amended and restated bylaws is only a summary and does not purport to be complete and is qualified in its entirety by reference to the amended and restated Bylaws. The amended and restated Bylaws, included as Exhibit 3.2 to this Current Report on Form 8-K, is incorporated herein by reference.

Deadline for Receipt of Stockholder Proposals and Nominations

The amended and restated Bylaws provide that if a stockholder intends to submit a proposal or nomination for director for an annual meeting of stockholders that is not to be included in Epicor’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in Epicor’s bylaws not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which Epicor first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement (as defined in the Bylaws) of the date of such annual meeting is first made.

Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2009 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) must be received by us no later than December 24, 2008, to be considered for inclusion. If a stockholder intends to submit a proposal or nomination for director for the 2009 Annual Meeting of Stockholders that is not to be included in Epicor’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give Epicor notice in accordance with the requirements set forth in Epicor’s Bylaws between February 7, 2009 and March 9, 2009, except as otherwise provided in the Bylaws.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

Ex-3.2	Amended and Restated Bylaws dated October 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: October 15, 2008	By:	/s/ John D. Ireland
John D. Ireland
Sr. Vice President; General Counsel

EXHIBIT INDEX

Exhibit Number

Ex.-3.2	Amended and Restated Bylaws dated October 13, 2008